EX-23.2

                           MICHAEL JOHNSON & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone 303/796/0099
                                Fax 303/796/0137


Securities and Exchange Commision
450 5th Street, N.W.
Washington, D.C. 20549

Re: S.D.E. Holdings 2, Inc.
    Commission File # 000-30129

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of S.D.E. Holdings 2, Inc. dated March 7, 2002.




                                      /s/ Michael Johnson & Co., LLC
                                        ---------------------------------------
                                          Michael Johnson & Co., LLC

Denver, Colorado
March 7, 2002